UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2025, November 7, 2025, November 13, 2025 and November 26, 2025 (the “Prior Form 8-Ks”), Luminar Technologies, Inc. (the “Company”) entered into:

(i)
forbearance agreements, effective as of October 30, 2025 (the “First Forbearance Agreements”), with an ad hoc group of holders (the “Initial Forbearing Noteholders”) of the Company’s Floating Rate Senior Secured Notes due 2028 (the “1L Notes”) and 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 (collectively, the “2L Notes”), as applicable, beneficially owning, collectively, approximately 94.5% of the 1L Notes and approximately 89% of the 2L Notes;

(ii)
forbearance agreements, effective as of November 6, 2025 (the “Second Forbearance Agreements”), with an ad hoc group of holders (the “Extending Noteholders”) of the 1L Notes and 2L Notes, as applicable, beneficially owning, collectively, approximately 91.3% of the 1L Notes and approximately 85.8% of the 2L Notes;

(iii)	forbearance agreements, effective as of November 12, 2025 (the “Third Forbearance Agreements”), with the Extending Noteholders; and

(iv)
forbearance agreements, effective as of November 25, 2025 (the “Fourth Forbearance Agreements” and, together with the First Forbearance Agreements, Second Forbearance Agreements and Third Forbearance Agreements, the “Initial Forbearance Agreements”), with the Extending Noteholders.

All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Prior Form 8-Ks.

Subject to the terms and conditions of the Initial Forbearance Agreements and as described in the Prior Form 8-Ks, as a result of any Events of Default arising from the Company’s failure to make the October 15 Interest Payments and the November 15 Interest Payments, as applicable, the Initial Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law through November 6, 2025 (the “Initial Forbearance Period”) and the Extending Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law collectively through December 7, 2025 (the “Extended Forbearance Period”).

On December 7, 2025, the Company and the Extending Noteholders entered into new forbearance agreements (the “Fifth Forbearance Agreements”) in connection with which the Extending Noteholders agreed to forbear from exercising rights and remedies with respect to the failure to make the October 15 Interest Payments and the November 15 Interest Payments, as applicable, and otherwise extend the Extended Forbearance Period with respect to the 1L Notes and 2L Notes to December 10, 2025, with the ability to extend further through December 14, 2025 (the “Additional Forbearance Period”). All other material terms of the Initial Forbearance Agreements remain unchanged.

The foregoing summary of the Fifth Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Fifth Forbearance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2025, the Company entered into agreements (each, an “Executive Retention Agreement”) with Paul Ricci, the Company’s Chief Executive Officer, and Thomas Beaudoin, the Company’s Chief Financial Officer (each, a “Senior Executive”). In accordance with each Executive Retention Agreement, Mr. Ricci and Mr. Beaudoin were paid a lump sum retention cash bonus of $850,000 and $400,000, respectively, each subject to clawback of the gross amount of the retention bonus if either of them terminates employment without Good Reason (as defined in each Executive Retention Agreement) or is terminated by the Company for Cause (as defined in each Executive Retention Agreement) prior to the award becoming fully vested. The retention awards will become fully vested and not subject to clawback upon the earliest of December 2, 2026, the date of consummation of a sale of all or substantially all of the assets or a recapitalization or restructuring of all or substantially all of the equity and/or debt of the Company and its subsidiaries, including under Chapter 11 of Title 11 of the United States Code, and the date of a Qualified Termination (as defined in each Executive Retention Agreement), provided that, in the case of a Qualified Termination, the Senior Executive executes, delivers and does not revoke a release of claims. Additionally, pursuant to the terms of each Executive Retention Agreement, each Senior Executive has agreed that he has no further right or entitlement or claims with respect to any potential cash and/or equity awards in connection with the 2024 and 2025 annual bonuses and any potential transaction or change in control bonuses.

The foregoing description of the Executive Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Executive Retention Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2025.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Forbearance Agreement, dated as of December 7, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of Floating Rate First Lien Senior Secured Notes due 2028 party thereto.

10.2
Forbearance Agreement, dated as of December 7, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 party thereto.

104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025	Luminar Technologies, Inc.

By: /s/ Alexander Fishkin
Name: Alexander Fishkin
Title: Chief Legal Officer